DOCUSIGN, INC.
Exhibit 99.1

Docusign Announces Second Quarter Fiscal 2026 Financial Results

San Francisco – September 4, 2025 – Docusign, Inc. (NASDAQ: DOCU) today announced results for its fiscal quarter ended July 31, 2025. Prepared remarks and the news release with the financial results will be accessible on Docusign’s website at investor.docusign.com prior to its webcast.

“Q2 was an outstanding quarter, with AI innovation launches and recent go-to-market changes leading to strong performance across the eSignature, CLM, and IAM businesses,” said Allan Thygesen, CEO of Docusign. “Q2 business results outperformed, leading to one of Docusign’s highest growth and profitability quarters in recent years.”

Second Quarter Financial Highlights

▪Revenue was $800.6 million, a 9% year-over-year increase with no material impact from foreign exchange rates. Subscription revenue was $784.4 million, a 9% year-over-year increase. Professional services and other revenue was $16.2 million, a 13% year-over-year decrease.
▪Billings were $818.0 million, a 13% year-over-year increase including approximately 1% positive impact of foreign currency exchange rates.
▪GAAP gross margin was 79.3% compared to 78.9% in the same period last year. Non-GAAP gross margin was 82.0% compared to 82.2% in the same period last year.
▪GAAP net income per basic share was $0.31 on 203 million shares outstanding compared to $4.34 on 205 million shares outstanding in the same period last year.
▪GAAP net income per diluted share was $0.30 on 211 million shares outstanding compared to $4.26 on 208 million shares outstanding in the same period last year.
▪Non-GAAP net income per diluted share was $0.92 on 211 million shares outstanding compared to $0.97 on 208 million shares outstanding in the same period last year.
▪Net cash provided by operating activities was $246.1 million compared to $220.2 million in the same period last year.
▪Free cash flow was $217.6 million compared to $197.9 million in the same period last year.
▪Cash, cash equivalents, and investments were $1.1 billion at the end of the quarter.
▪Repurchases of common stock were $201.5 million compared to $200.1 million in the same period last year.
A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures and Other Key Metrics.”

Key Business Highlights

New Capabilities with the Intelligent Agreement Management (“IAM”) Platform: Docusign launched new AI-powered IAM capabilities to help customers unlock the value of their agreements across the entire agreement management lifecycle.
Create:
•Agreement Preparation: Agreement Prep helps teams efficiently prepare custom, accurate, professional agreements within the Docusign IAM platform. This feature automatically detects the agreement type, builds a template, and suggests relevant fields.
Commit:
•Docusign ID Verification with CLEAR: Docusign's integration with CLEAR's biometric identity network makes ID verification fast and easy, allowing recipients to confirm their identity using their existing CLEAR profile.
Manage:
•Custom Extractions in Docusign Navigator: Custom Extractions allow customers to capture organization-specific information from their agreement at scale. This guided process maximizes efficiency, reduces risk, and provides valuable insights by eliminating the need to manually review countless contracts.

DOCUSIGN, INC.
Platform & Applications:
•System for Cross-domain Identity Management (“SCIM”): Addressing the enterprise need for efficient, secure, and scalable user management, SCIM for Docusign now allows customers to automatically provision and centrally manage users through integrations with Okta and Microsoft Entra.
•Maestro Workflow Templates: Maestro Workflow Templates allow IAM customers to leverage pre-built templates to quickly customize and deploy workflows. Templates make it simple to automate end-to-end agreement processes without writing any code.

Contract Lifecycle Management ("CLM") Product Releases and Highlights:
•A 2025 IDC MarketScape Leader for AI-Enabled Buy-Side CLM Applications: Docusign was recognized as a leader in IDC’s MarketScape for AI-Enabled Buy-Side CLM Applications report, which acknowledged that “IAM is core to the Docusign strategy of replacing legacy and fragmented systems."
•Unified Task Management: Unified Task Management streamlines task completion by centralizing all Docusign tasks into a single, comprehensive view, providing better visibility into all tasks and allowing teams to prioritize tasks based on AI-extracted terms, such as due date, contract value, and parties.

Board of Directors and Governance Updates
•Mike Rosenbaum, CEO of Guidewire, has joined Docusign’s board: In addition to his experience as CEO of a leading enterprise SaaS company, Rosenbaum brings valuable platform growth, product, and go-to-market experience to Docusign. Prior to Guidewire, Rosenbaum served as EVP of Product at Salesforce, leading product management and strategy for its core CRM offerings. “Mike’s extensive experience in scaling platform SaaS businesses will be an immense resource for Docusign as we continue our transformation to an Intelligent Agreement Management company,” said Allan Thygesen, CEO of Docusign. “The opportunity to continue to revolutionize agreement technology for the benefit of our customers is profound, and Mike’s arrival will help us continue to capture that opportunity.”
•James Beer has been appointed as Docusign’s next Board Chair: He will succeed Maggie Wilderotter in this role at the end of the current fiscal year. Beer is a seasoned public company director with decades of CFO experience across American Airlines, Symantec, McKesson, and Atlassian. Beer has served on Docusign’s Board and Audit Committee since 2020, and will bring deep finance and strategy experience to his role as independent Board Chair. “The introduction and growth of IAM represents a pivotal moment for Docusign as we pioneer a new software category fueled through advances in AI. It is an incredibly exciting time to lead the Board,” said Beer. Wilderotter, who joined Docusign’s Board in 2017 and has served as Chair since 2018, will remain an independent director. “Maggie’s contribution to Docusign has been invaluable through a transformative period for the Company. I look forward to working with her as we continue to build an even stronger Company,” said Allan Thygesen.

DOCUSIGN, INC.
Guidance

The company currently expects the following guidance:

(in millions, except percentages)	Three Months Ended October 31, 2025			YoY Midpoint Change
Total revenue [1]	$804	to	$808	7%
Subscription revenue	$786	to	$790	7%
Billings [2]	$785	to	$795	5%
Non-GAAP gross margin	80.3%	to	81.3%	NA
Non-GAAP operating margin	28.0%	to	29.0%	NA
Non-GAAP diluted weighted-average shares outstanding	207	to	212	NA

(in millions, except percentages)	Year Ended January 31, 2026			YoY Midpoint Change
Total revenue [1]	$3,189	to	$3,201	7%
Subscription revenue	$3,121	to	$3,133	8%
Billings [2]	$3,325	to	$3,355	7%
Non-GAAP gross margin	81.0%	to	82.0%	NA
Non-GAAP operating margin	28.6%	to	29.6%	NA
Non-GAAP diluted weighted-average shares outstanding	207	to	212	NA

[1] Impact of foreign currency exchange rates on year-over-year guided revenue growth for both the quarter ending October 31, 2025 and the fiscal year ending January 31, 2026 is expected to be approximately neutral.
[2] Excluding the impact of foreign currency exchange rates on year-over-year guided growth, billings guidance range would be approximately 0.2% points lower for the quarter ending October 31, 2025 and approximately 0.8% points lower for the fiscal year ending January 31, 2026.

A reconciliation of non-GAAP guidance measures to corresponding GAAP guidance measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by many factors, including the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP financial results included in this release.

DOCUSIGN, INC.
Webcast Conference Call Information

The company will host a conference call on September 4, 2025 at 2:00 p.m. PT (5:00 p.m. ET) to discuss its financial results. A live webcast of the event will be available on the Docusign Investor Relations website at investor.docusign.com. Prepared remarks and the news release with the financial results will also be accessible on Docusign’s website prior to the webcast. A live dial-in will be available domestically at 877-407-0784 or internationally at 201-689-8560. A replay will be available domestically at 844-512-2921 or internationally at 412-317-6671 until midnight (EDT) September 18, 2025 using the passcode 13755371.

About Docusign

Docusign brings agreements to life. Over 1.7 million customers and more than a billion people in over 180 countries use Docusign solutions to accelerate the process of doing business and simplify people's lives. With intelligent agreement management, Docusign unleashes business critical data that is trapped inside of documents. Until now, these were disconnected from business systems of record, costing businesses time, money, and opportunity. Using Docusign’s IAM platform, companies can create, commit, and manage agreements with solutions created by the #1 company in e-signature and CLM. Learn more at www.docusign.com.

Copyright 2025. Docusign, Inc. is the owner of DOCUSIGN® and all its other marks (www.docusign.com/IP).

Investor Relations:
Docusign Investor Relations
investors@docusign.com

Media Relations:
Docusign Corporate Communications
media@docusign.com

DOCUSIGN, INC.
Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on our management’s beliefs and assumptions and on information currently available to management, and which statements involve substantial risk and uncertainties. All statements contained in this press release other than statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans, market growth and trends, objectives for future operations, and the impact of such assumptions on our financial condition and results of operations are forward-looking statements. Forward-looking statements in this press release also include, among other things, statements under “Guidance” above and any other statements about expected financial metrics, such as revenue, billings, free cash flow, non-GAAP gross margin, non-GAAP operating margin, non-GAAP operating expenses, and non-financial metrics, as well as statements related to our expectations regarding: the impact of foreign exchange rates; the timing and extent of customer renewals; the effectiveness of changes to our sales force and go-to-market strategy; the effects of seasonality; the timing and impact of our cloud migration transition; the benefits, the timing or rollout of future products and capabilities; customer demand and adoption of the Docusign IAM platform; and our utilization of our stock repurchase program, including the expected timing, duration, volume and nature of share repurchase under such program. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions.

Forward-looking statements contained in this press release include, but are not limited to, statements about: our expectations regarding global macro-economic conditions, including the effects of inflation, volatile interest rates or foreign exchange rates, and market volatility on the global economy; our inability to accurately estimate our market opportunity; our ability to compete effectively in an evolving and competitive market; the impact of any interruptions or delays in performance of our technical infrastructure, or data breaches, cyberattacks or other fraudulent or malicious activity attempting to exploit our technology systems, platform or brand name; our ability to effectively sustain and manage our growth and future expenses and maintain or increase profitability; our ability to attract new customers and retain and expand our existing customer base, including our ability to attract large organizations as users; our ability to scale and update our platform to respond to customers’ needs and rapid technological change, including our ability to successfully incorporate generative artificial intelligence into our existing and future products and to successfully deploy them; our ability to successfully develop, launch and sell IAM solutions; our ability to expand use cases within existing customers and vertical solutions; our ability to expand our operations and increase adoption of our platform internationally; our ability to strengthen and foster our relationships with developers; our ability to retain our direct sales force, customer success team and strategic partnerships around the world; our ability to identify targets for and execute potential acquisitions and to successfully integrate and realize the anticipated benefits of such acquisitions; our ability to maintain, protect and enhance our brand; the sufficiency of our cash, cash equivalents and capital resources to satisfy our liquidity needs; limitations on us due to obligations we have under our credit facility; our ability to realize the anticipated benefits of our stock repurchase program; our failure or the failure of our software to comply with applicable industry standards, laws and regulations; our ability to maintain, protect and enhance our intellectual property; our ability to successfully defend litigation against us; our ability to maintain our corporate culture; our ability to offer high-quality customer support; our ability to hire, retain and motivate qualified personnel, including executive level management; our ability to successfully manage and integrate executive management transitions; uncertainties regarding the impact of general economic and market conditions, including as a result of geopolitical conflict or changes in trade policies and practices; and our ability to maintain proper and effective internal controls.

Additional risks and uncertainties that could affect our financial results are included in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the fiscal year ended January 31, 2025, filed on March 18, 2025, our quarterly report on Form 10-Q for the quarter ended July 31, 2025, which we expect to file on September 5, 2025 with the Securities and Exchange Commission (the “SEC”), and other filings that we make from time to time with the SEC. The forward-looking statements made in this press release relate only to events as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements after the date of this press release or to conform such statements to actual results or revised expectations, except as required by law.

DOCUSIGN, INC.
Non-GAAP Financial Measures and Other Key Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly-titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We present these non-GAAP measures to assist investors in seeing our financial performance using a management view, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry. However, these non-GAAP measures are not intended to be considered in isolation from, a substitute for, or superior to our GAAP results.

Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income and non-GAAP net income per share: We define these non-GAAP financial measures as the respective GAAP measures, excluding expenses related to stock-based compensation, employer payroll tax on employee stock transactions, amortization of acquisition-related intangibles, acquisition-related expenses, restructuring and other related charges, as these costs are not reflective of ongoing operations and, as applicable, other special items. The amount of employer payroll tax-related items on employee stock transactions is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of the business. When evaluating the performance of our business and making operating plans, we do not consider these items (for example, when considering the impact of equity award grants, we place a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants). We believe it is useful to exclude these expenses in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies and over multiple periods. In addition to these exclusions, we subtract an assumed provision for income taxes to calculate non-GAAP net income. We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. We have determined the projected non-GAAP tax rate to be 20% for fiscal 2025 and 21% for fiscal 2026 due to the impact of the One Big Beautiful Bill Act.

Free cash flow: We define free cash flow as net cash provided by operating activities less purchases of property and equipment. We believe free cash flow is an important liquidity measure of the cash that is available (if any), after purchases of property and equipment, for operational expenses, investment in our business, and to make acquisitions. Free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash in excess of our capital investments in property and equipment. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

Billings: We define billings as total revenues plus the change in our contract liabilities and refund liability less contract assets and unbilled accounts receivable in a given period. Billings reflects sales to new customers plus subscription renewals and additional sales to existing customers. Only amounts invoiced to a customer in a given period are included in billings. We believe billings can be used to measure our periodic performance, when taking into consideration the timing aspects of customer renewals, which represents a large component of our business. Given that most of our customers pay in annual installments one year in advance, but we typically recognize a majority of the related revenue ratably over time, we use billings to measure and monitor our ability to provide our business with the working capital generated by upfront payments from our customers.

For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

DOCUSIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands, except per share data)	2025	2024	2025	2024
Revenue:
Subscription	$784,388	$717,366	$1,530,590	$1,408,849
Professional services and other	16,248	18,661	33,700	36,818
Total revenue	800,636	736,027	1,564,290	1,445,667
Cost of revenue:
Subscription	144,097	132,372	281,440	258,974
Professional services and other	21,366	23,093	41,292	45,937
Total cost of revenue	165,463	155,465	322,732	304,911
Gross profit	635,173	580,562	1,241,558	1,140,756
Operating expenses:
Sales and marketing	305,450	287,464	601,863	569,108
Research and development	169,630	147,571	329,077	281,891
General and administrative	94,866	87,129	185,136	179,607
Restructuring and other related charges	—	597	—	29,721
Total operating expenses	569,946	522,761	1,116,076	1,060,327
Income from operations	65,227	57,801	125,482	80,429
Interest expense	(828)	(544)	(1,306)	(688)
Interest income and other income, net	12,061	14,630	26,074	28,739
Income before provision for (benefit from) income taxes	76,460	71,887	150,250	108,480
Provision for (benefit from) income taxes	13,490	(816,324)	15,193	(813,491)
Net income	$62,970	$888,211	$135,057	$921,971
Net income per share attributable to common stockholders:
Basic	$0.31	$4.34	$0.67	$4.49
Diluted	$0.30	$4.26	$0.64	$4.40
Weighted-average shares used in computing net income per share:
Basic	202,644	204,604	202,957	205,231
Diluted	210,956	208,274	211,878	209,559

Stock-based compensation expense included in costs and expenses:
Cost of revenue—subscription	$14,425	$15,593	$27,421	$29,774
Cost of revenue—professional services and other	4,167	4,998	8,075	9,700
Sales and marketing	49,081	58,778	95,166	105,049
Research and development	61,865	53,430	116,296	97,632
General and administrative	31,000	31,649	59,176	60,169
Restructuring and other related charges	—	208	—	4,836

DOCUSIGN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	July 31, 2025	January 31, 2025
Assets
Current assets
Cash and cash equivalents	$599,986	$648,623
Investments—current	244,469	314,924
Accounts receivable, net	356,943	429,582
Contract assets—current	9,892	13,764
Prepaid expenses and other current assets	107,760	82,368
Total current assets	1,319,050	1,489,261
Investments—noncurrent	208,864	134,105
Property and equipment, net	327,953	299,370
Operating lease right-of-use assets	109,953	109,630
Goodwill	456,368	454,477
Intangible assets, net	64,553	76,388
Deferred contract acquisition costs—noncurrent	462,928	467,201
Deferred tax assets—noncurrent	836,641	840,470
Other assets—noncurrent	163,613	141,803
Total assets	$3,949,923	$4,012,705
Liabilities and Equity
Current liabilities
Accounts payable	$10,643	$30,697
Accrued expenses and other current liabilities	100,579	99,579
Accrued compensation	208,005	227,115
Contract liabilities—current	1,436,033	1,455,442
Operating lease liabilities—current	21,185	19,077
Total current liabilities	1,776,445	1,831,910
Contract liabilities—noncurrent	27,428	21,523
Operating lease liabilities—noncurrent	105,757	105,350
Deferred tax liability—noncurrent	19,064	20,596
Other liabilities—noncurrent	33,254	30,634
Total liabilities	1,961,948	2,010,013
Stockholders’ equity
Common stock	20	20
Treasury stock	(3,192)	(2,871)
Additional paid-in capital	3,544,127	3,321,242
Accumulated other comprehensive loss	(16,078)	(28,376)
Accumulated deficit	(1,536,902)	(1,287,323)
Total stockholders’ equity	1,987,975	2,002,692
Total liabilities and equity	$3,949,923	$4,012,705

DOCUSIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2025	2024	2025	2024
Cash flows from operating activities:
Net income	$62,970	$888,211	$135,057	$921,971
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	28,880	27,022	59,249	51,528
Amortization of deferred contract acquisition and fulfillment costs	68,654	57,255	135,136	111,467
Amortization of debt discount and transaction costs	302	139	440	277
Non-cash operating lease costs	4,704	4,984	9,364	9,862
Stock-based compensation expense	160,538	164,656	306,134	307,160
Deferred income taxes	4,997	(826,038)	1,532	(824,561)
Other	(218)	3,851	1,505	5,323
Changes in operating assets and liabilities:
Accounts receivable	(50,674)	(7,068)	70,329	123,571
Prepaid expenses and other current assets	5,544	(6)	(23,007)	(17,067)
Deferred contract acquisition and fulfillment costs	(71,340)	(68,183)	(127,988)	(131,255)
Other assets	(2,179)	(16,975)	(1,335)	(15,058)
Accounts payable	(14,030)	(10,412)	(20,794)	(11,575)
Accrued expenses and other liabilities	175	(4,680)	4,800	(8,160)
Accrued compensation	37,214	25,146	(24,237)	(19,902)
Contract liabilities	15,966	(11,553)	(18,274)	(16,526)
Operating lease liabilities	(5,430)	(6,141)	(10,399)	(12,021)
Net cash provided by operating activities	246,073	220,208	497,512	475,034
Cash flows from investing activities:
Cash paid for acquisition, net of acquired cash	—	(143,611)	—	(143,611)
Purchases of marketable securities	(119,637)	(103,603)	(212,200)	(223,241)
Maturities of marketable securities	117,710	93,509	208,972	175,623
Purchases of strategic and other investments	(100)	(125)	(100)	(625)
Purchases of property and equipment	(28,425)	(22,280)	(52,049)	(45,033)
Net cash used in investing activities	(30,452)	(176,110)	(55,377)	(236,887)
Cash flows from financing activities:
Payment of revolving credit facility costs	(3,133)	—	(3,133)	—
Repurchases of common stock	(201,514)	(200,076)	(384,945)	(349,138)
Payment of tax withholding obligation on net RSU settlement and ESPP purchase	(69,164)	(39,446)	(131,957)	(81,083)
Proceeds from exercise of stock options	471	454	1,170	1,089
Proceeds from employee stock purchase plan	—	—	22,010	20,190
Net cash used in financing activities	(273,340)	(239,068)	(496,855)	(408,942)
Effect of foreign exchange on cash, cash equivalents and restricted cash	1,529	238	11,452	(2,677)
Net decrease in cash, cash equivalents and restricted cash	(56,190)	(194,732)	(43,268)	(173,472)
Cash, cash equivalents and restricted cash at beginning of period (1)	672,476	822,759	659,554	801,499
Cash, cash equivalents and restricted cash at end of period (1)	$616,286	$628,027	$616,286	$628,027
(1) Cash, cash equivalents and restricted cash included restricted cash of $16.3 million and $10.9 million at July 31, 2025 and January 31, 2025.

DOCUSIGN, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

Reconciliation of gross profit (loss) and gross margin:

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2025	2024	2025	2024
GAAP gross profit	$635,173	$580,562	$1,241,558	$1,140,756
Add: Stock-based compensation	18,592	20,591	35,496	39,474
Add: Employer payroll tax on employee stock transactions	1,575	816	3,448	1,839
Add: Amortization of acquisition-related intangibles	1,562	3,067	5,127	5,137
Non-GAAP gross profit	$656,902	$605,036	$1,285,629	$1,187,206
GAAP gross margin	79.3%	78.9%	79.4%	78.9%
Non-GAAP adjustments	2.7%	3.3%	2.8%	3.1%
Non-GAAP gross margin	82.0%	82.2%	82.2%	82.0%

GAAP subscription gross profit	$640,291	$584,994	$1,249,150	$1,149,875
Add: Stock-based compensation	14,425	15,593	27,421	29,774
Add: Employer payroll tax on employee stock transactions	1,220	595	2,665	1,387
Add: Amortization of acquisition-related intangibles	1,562	3,067	5,127	5,137
Non-GAAP subscription gross profit	$657,498	$604,249	$1,284,363	$1,186,173
GAAP subscription gross margin	81.6%	81.5%	81.6%	81.6%
Non-GAAP adjustments	2.2%	2.7%	2.3%	2.6%
Non-GAAP subscription gross margin	83.8%	84.2%	83.9%	84.2%

GAAP professional services and other gross loss	$(5,118)	$(4,432)	$(7,592)	$(9,119)
Add: Stock-based compensation	4,167	4,998	8,075	9,700
Add: Employer payroll tax on employee stock transactions	355	221	783	452
Non-GAAP professional services and other gross profit (loss)	$(596)	$787	$1,266	$1,033
GAAP professional services and other gross margin	(31.5)%	(23.8)%	(22.5)%	(24.8)%
Non-GAAP adjustments	27.8%	28.0%	26.3%	27.6%
Non-GAAP professional services and other gross margin	(3.7)%	4.2%	3.8%	2.8%

DOCUSIGN, INC.
Reconciliation of operating expenses:

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2025	2024	2025	2024
GAAP sales and marketing	$305,450	$287,464	$601,863	$569,108
Less: Stock-based compensation	(49,081)	(58,778)	(95,166)	(105,049)
Less: Employer payroll tax on employee stock transactions	(2,962)	(1,595)	(6,902)	(3,733)
Less: Amortization of acquisition-related intangibles	(3,354)	(3,113)	(6,708)	(5,742)
Non-GAAP sales and marketing	$250,053	$223,978	$493,087	$454,584
GAAP sales and marketing as a percentage of revenue	38.2%	39.1%	38.5%	39.4%
Non-GAAP sales and marketing as a percentage of revenue	31.2%	30.4%	31.6%	31.4%

GAAP research and development	$169,630	$147,571	$329,077	$281,891
Less: Stock-based compensation	(61,865)	(53,430)	(116,296)	(97,632)
Less: Employer payroll tax on employee stock transactions	(2,600)	(1,754)	(7,681)	(4,319)
Non-GAAP research and development	$105,165	$92,387	$205,100	$179,940
GAAP research and development as a percentage of revenue	21.2%	20.0%	21.1%	19.5%
Non-GAAP research and development as a percentage of revenue	13.1%	12.6%	13.1%	12.4%

GAAP general and administrative	$94,866	$87,129	$185,136	$179,607
Less: Stock-based compensation	(31,000)	(31,649)	(59,176)	(60,169)
Less: Employer payroll tax on employee stock transactions	(911)	(607)	(2,276)	(1,285)
Less: Acquisition-related expenses	—	(3,358)	—	(4,716)
Non-GAAP general and administrative	$62,955	$51,515	$123,684	$113,437
GAAP general and administrative as a percentage of revenue	11.8%	11.8%	11.8%	12.4%
Non-GAAP general and administrative as a percentage of revenue	7.9%	7.0%	7.9%	7.8%

Reconciliation of income from operations and operating margin:

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2025	2024	2025	2024
GAAP income from operations	$65,227	$57,801	$125,482	$80,429
Add: Stock-based compensation	160,538	164,448	306,134	302,324
Add: Employer payroll tax on employee stock transactions	8,048	4,772	20,307	11,176
Add: Amortization of acquisition-related intangibles	4,916	6,180	11,835	10,879
Add: Acquisition-related expenses	—	3,358	—	4,716
Add: Restructuring and other related charges	—	597	—	29,721
Non-GAAP income from operations	$238,729	$237,156	$463,758	$439,245
GAAP operating margin	8.1%	7.9%	8.0%	5.6%
Non-GAAP adjustments	21.7%	24.3%	21.6%	24.8%
Non-GAAP operating margin	29.8%	32.2%	29.6%	30.4%

DOCUSIGN, INC.
Reconciliation of net income and net income per share, basic and diluted:

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands, except per share data)	2025	2024	2025	2024
GAAP net income	$62,970	$888,211	$135,057	$921,971
Add: Stock-based compensation	160,538	164,448	306,134	302,324
Add: Employer payroll tax on employee stock transactions	8,048	4,772	20,307	11,176
Add: Amortization of acquisition-related intangibles	4,916	6,180	11,835	10,879
Add: Acquisition-related expenses	—	3,358	—	4,716
Add: Restructuring and other related charges	—	597	—	29,721
Add: Income tax and other tax adjustments	(41,387)	(866,572)	(87,397)	(906,950)
Non-GAAP net income attributable to common stockholders	$195,085	$200,994	$385,936	$373,837

Numerator:
Non-GAAP net income attributable to common stockholders	$195,085	$200,994	$385,936	$373,837

Denominator:
Weighted-average common shares outstanding, basic	202,644	204,604	202,957	205,231
Effect of dilutive securities	8,312	3,670	8,921	4,328
Non-GAAP weighted-average common shares outstanding, diluted	210,956	208,274	211,878	209,559

GAAP net income per share, basic	$0.31	$4.34	$0.67	$4.49
GAAP net income per share, diluted	$0.30	$4.26	$0.64	$4.40
Non-GAAP net income per share, basic	$0.96	$0.98	$1.90	$1.82
Non-GAAP net income per share, diluted	$0.92	$0.97	$1.82	$1.78

Computation of free cash flow:

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2025	2024	2025	2024
Net cash provided by operating activities	$246,073	$220,208	$497,512	$475,034
Less: Purchases of property and equipment	(28,425)	(22,280)	(52,049)	(45,033)
Non-GAAP free cash flow	$217,648	$197,928	$445,463	$430,001
Net cash used in investing activities	$(30,452)	$(176,110)	$(55,377)	$(236,887)
Net cash used in financing activities	$(273,340)	$(239,068)	$(496,855)	$(408,942)

DOCUSIGN, INC.
Computation of billings:

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2025	2024	2025	2024
Revenue	$800,636	$736,027	$1,564,290	$1,445,667
Add: Contract liabilities and refund liability, end of period	1,468,618	1,334,461	1,468,618	1,334,461
Less: Contract liabilities and refund liability, beginning of period	(1,450,718)	(1,340,680)	(1,479,266)	(1,343,792)
Add: Contract assets and unbilled accounts receivable, beginning of period	13,319	17,179	17,825	20,189
Less: Contract assets and unbilled accounts receivable, end of period	(13,824)	(17,461)	(13,824)	(17,461)
Add: Contract assets and unbilled accounts receivable by acquisitions	—	53	—	53
Less: Contract liabilities and refund liability contributed by acquisitions	—	(5,071)	—	(5,071)
Non-GAAP billings	$818,031	$724,508	$1,557,643	$1,434,046